  Exhibit 99.1

FIFTH AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This FIFTH AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT, dated as of July 26, 2019 (this “Amendment”), is made and entered into by and among: (i) Fusion Connect, Inc. (“Fusion”) and its direct and indirect U.S. subsidiaries (each, a “Company Party” and collectively, including Fusion, the “Company Parties”); and (ii) the undersigned holders of claims (and together with their respective successors and permitted assigns, the “Consenting First Lien Lenders”) under that certain First Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (the “Credit Agreement”), and amends that certain Restructuring Support Agreement, dated as of June 3, 2019, by and among the Company Parties and the Consenting First Lien Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Restructuring Support Agreement.

RECITALS

WHEREAS, Section 9 of the Restructuring Support Agreement permits certain modifications and amendments of the Restructuring Support Agreement by written agreement executed by the Company Parties and the Requisite First Lien Lenders;

WHEREAS, the parties amended the Restructuring Support Agreement pursuant to that certain First Amendment to Restructuring Support Agreement, dated June 17, 2019 (the “First Amendment”), that certain Second Amendment to Restructuring Support Agreement, dated June 24, 2019 (the “Second Amendment”), that certain Third Amendment to Restructuring Support Agreement, dated June 28, 2019 (the “Third Amendment”), and that certain Fourth Amendment to Restructuring Support Agreement, dated July 19, 2019 (together with the First Amendment the Second Amendment, and the Third Amendment the “Previous Amendments”); and

WHEREAS, pursuant to Section 9 of the Restructuring Support Agreement, the parties hereto desire to amend the Restructuring Support Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto, intending to be legally bound hereby, agrees as follows:

AGREEMENT
Section 1.
Amendment to the Restructuring Support Agreement

Subject to the satisfaction of the conditions precedent specified in Section 3 hereof, but effective as of the date hereof, Section 5(b) of the Restructuring Support Agreement shall be amended by adding the following words immediately after “;” at the end of clause (xii): “provided, however, that the deadline for the Company Parties to have completed the filing of any material applications, petitions or other requests to be filed with any state Governmental Authority, other than any state Governmental Authority for the states of California, New York, New Jersey, Pennsylvania or West Virginia, that are required to obtain the Governmental Approvals for such state Governmental Authority shall be 11:59 p.m. prevailing Eastern Time on August 9, 2019;”.

Section 2.
Ratification

Except as specifically provided for in (a) the Previous Amendments and (b) this Amendment, no waivers, releases, changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Restructuring Support Agreement or the rights and obligations of the parties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect.

Section 3.
Effectiveness

This Amendment shall become effective and binding on the Parties on the date counterpart signatures to this Amendment shall have been executed by (a) the Company Parties, and (b) the Requisite First Lien Lenders.

Section 4.
Headings

Titles and headings in this Amendment are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

Section 5.
Execution of Amendment

This Amendment may be executed and delivered (by facsimile, electronic mail, or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

Section 6.
Governing Law; Jurisdiction; Selection of Forum; Waiver of Trial By Jury

THIS AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Amendment in the Bankruptcy Court, and solely in connection with claims arising under this Amendment (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court, (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (c) waives any objection that the Bankruptcy Court are an inconvenient forum or do not have jurisdiction over any party hereto. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

FUSION CONNECT, INC.
On its own behalf and on behalf of its direct and indirect domestic subsidiaries

  By: /s/ Keith A. Soldan
Name: Keith A. Soldan
Title: Chief Financial Officer

[Signature Page to Amendment to Restructuring Support Agreement]

CONSENTING FIRST LIEN LENDER [LENDER]

By: [●]

Name: [●]

Title: [●]

Principal Amount of First Lien Loans: $
Notice Address:
[●]

Fax: [●]
Attention: [●]
Email: [●]

[Signature Page to Amendment to Restructuring Support Agreement]

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